SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-k

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: November 13, 2003

EKNLOWLEDGE GROUP, INC.
 (Exact Name of Registrant as Specified in its Charter)

Nevada	000-28881	76-0430898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4443 Birdie Drive, Corona, CA		92883
(Address of principal executive offices)		Zip Code

400 Ramona, Suite 203, Corona, CA		92882
(Former name or former address, if changed since last report.)

Item 6. Resignation of Directors

On November 7, 2003, the Company accepted the resignation of Scott Hildebrandt as Chairman of the Board of Directors, Chief Executive Officer, and Director. The remaining board member, Wayne Saunders nominated Shane H. Traveller and Steven R. Peacock to fill the vacant positions on the Board of Directors as allowed by the Bylaws of the Corporations in the event of resignation.

Also on November 7, 2003, the Board of Directors appointed Andrew Beyer as President and Chief Executive Officer, Shane H. Traveller as Chief Financial Officer, and Kenneth C. Wiedrich as Secretary. The Board was unanimous in these appointments. None of the newly named officers or directors of the Company owns or controls, directly or indirectly, any stock of the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

A) Financial Statements: N/A

B) Exhibits:

Exhibit No.	Document	Location
3.1	Articles of Incorporation	Previously Filed
3.2	Bylaws	Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EKNOWLEDGE GROUP, INC.

November 13, 2003	/s/ Kenneth C. Wiedrich
Date	Kenneth C. Wiedrich, Secretary